EXHIBIT 10(i)
                         PROMISSORY NOTE

U.S. $4,000,000.00                         As of August 11, 1995

     FOR VALUE RECEIVED, NEWCEN COMMUNITIES, INC., a Florida corporation (hereinafter referred to as the "Maker"), promises to pay to the order of CV REIT, INC., a Delaware corporation (hereinafter referred to as the "Payee"), the principal sum of FOUR MILLION AND NO/100 DOLLARS (U.S. $4,000,000.00), or so much thereof as shall have been advanced and/or readvanced by the Payee to the Maker and shall then be outstanding, together with interest thereon as hereinafter set forth.

     I. Interest. During the period commencing on the date hereof and ending on and including the Maturity Date of this Note, the principal balance outstanding hereunder shall bear interest at the rate of twelve percent (12%) per annum computed on the basis of a 365 day year for the actual number of days outstanding. Interest computed at the rate set forth above shall be payable monthly in arrears on the 1st day of each month during the term of this Note, commencing on the 1st day of September, 1995.

     II. Maturity Date. The Maker agrees to pay the entire outstanding principal balance of the indebtedness evidenced by this Note together with all accrued but unpaid interest thereon on November 30, 1996 (the "Maturity Date").

     III. Prepayment. Maker shall have the right to prepay the indebtedness evidenced by this Note in whole or in part at any time without penalty or premium.

     IV. Mortgage Deed. This Note is being executed and delivered by Maker to Payee contemporaneously with the execution and delivery of a certain Mortgage and Security Agreement (the "Mortgage") bearing even date herewith from Maker, as Mortgagor to Payee, as Mortgagee, as security for and securing the indebtedness evidenced by this Note and the other obligations of the Maker to the Payee (collectively the "Obligations") under the Mortgage and the other financing agreements (the "Financing Agreements") executed by Maker to or with Payee in conjunction therewith.

     V. Default, Etc. This occurrence of any one or more of the following events, circumstances, or conditions shall constitute a default hereunder: (i) failure of the Maker to pay to the Payee promptly, on the date when the same shall become due (whether at scheduled maturity, upon acceleration or otherwise) any part of the Obligations including, but not limited to, any installment of interest or of any other fees or charges due under this Note or any other instrument evidencing or securing the

 DOCUMENTARY STAMP TAXES ON THIS NOTE HAVE BEEN PAID AND AFFIXED
                  TO THE MORTGAGE SECURING SAME


Obligations and the continuation of such failure to pay for a period of ten (10) days; or (ii) the occurrence of any other default under this Note, the Mortgage, the Financing Agreements or any other document, instrument, agreement or security agreement executed by Maker to or with Payee in conjunction herewith and/or therewith and the continuation of such default following the giving of any notice and/or the expiration of any grace period which may be required and/or provided for herein or therein; or (iii) the occurrence of any default under any mortgage which is or may be prior to the lien of the Mortgage; or
(iv) the occurrence of any default (other than a default on the part of CV Reit, Inc.) under that certain Restated Loan Agreement dated as of the 31st day of July, 1992 (the "Restated Loan Agreement"), by and among Cenvill Development Corp., F.W.D.C., Inc., Cenvill Properties, Inc., Wynmoor Limited Partnership, Cenvill Services, Inc. and Prestcon, Inc., as "Borrowers", C.V. Investments, Inc., F.W.D.C., Inc., First American Equity Corp., Prestcon, Inc., Wynmoor Management Company, Inc., Wynmoor Limited Partnership, Cenvill Development Corp., Cenvill Services, Inc. and Cenvill Properties, Inc., as "Guarantors", C.V.P. Community Center, Inc., and CV Reit, Inc., formerly known as Cenvill Investors, Inc., as "Lender"; or (v) the occurrence of any default (other than a default on the part of CV Reit, Inc.) under any promissory note, mortgage and/or other loan, financing and/or security document or agreement referred to in, and/or executed contemporaneously and/or in conjunction with, the Restated Loan Agreement; or (vi) the occurrence of any event, act or omission on the part of, or with respect to, Maker, Hilcoast Development Corp. or any of their respective subsidiaries or affiliates, which, if committed by any of the aforementioned parties to the Restated Loan Agreement (other than CV Reit, Inc.) would constitute a default or event of default under the Restated Loan Agreement; or (vii) the filing or institution by or against Maker or Hilcoast Development Corp. of any petition or proceeding under any state or federal bankruptcy, insolvency or other similar law, statute, etc.; or (viii) the occurrence of any material adverse change in the condition, financial or otherwise, of Maker or Hilcoast Development Corp. Upon or at any time after the occurrence of any such default, the indebtedness evidenced by this Note and/or any note(s) or other obligation(s) which may be taken in renewal, extension, substitution, or modification of all or any part of the indebtedness evidenced hereby and all other Obligations of the Maker to the Payee, howsoever created and existing, shall immediately become due and payable without demand upon or notice to the Maker, and the Payee shall be entitled to exercise the other remedies set forth in the Mortgage, the Financing Agreements or as provided by law.

     VI. Interest on Delinquent Payments. In the event that Maker shall fail to pay any installment of interest hereunder within four (4) business days following the date upon which such installment shall have first become due and payable, then, in such event, in addition to any and all other rights and remedies available to Payee hereunder, Payee shall be entitled to receive from Maker, and Maker shall be obligated to pay to Payee, interest on such unpaid installment computed from the original due date of such installment at the rate set forth in Paragraph I above, provided, however, that upon and following the occurrence of any default under this Note (including any default resulting from the continuation of Maker's failure to pay any installment of interest following the expiration of the ten (10) day grace period referred to in Clause (i) of Paragraph V above), interest on such unpaid installment of interest and on the outstanding principal balance of the indebtedness evidenced by this Note shall be computed at the Default Rate set forth in Paragraph XIII below.

     VII. Setoff, Etc. Upon the occurrence and during the continuance of any default hereunder, the Payee is authorized, without notice to the Maker (the giving of notice being expressly waived by the Maker) to set off and apply any indebtedness owing by the Payee to the Maker against the indebtedness evidenced by this Note, although such indebtedness then be contingent or unmatured. The Payee agrees to notify the Maker after any such setoff and application; provided, however, the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Payee under this Paragraph VII are in addition to other rights and remedies which the Payee may have.

     VIII. Transfer of Note, Etc. The Payee may transfer this Note and deliver to the transferee(s) all or any of the property then held by the Payee as security for the indebtedness evidenced by this Note and the transferee(s) shall thereupon become vested with all the powers and rights herein given to the Payee with respect thereto; and the Payee shall thereafter be forever relieved and fully discharged from any liability or responsibility in the matter, but the Payee shall retain all rights and powers hereby given with respect to any property not so transferred.

     IX. Waiver of Presentment, Etc. The Maker hereby waives presentment for payment, demand, notice of dishonor and protest and agrees that (a) any Collateral, lien and/or right of setoff securing any indebtedness evidenced by this Note may, from time to time, in whole or in part, be exchanged or released, and any person liable on or with respect to this Note may be released -- all without notice to or further reservations of rights against the Maker, any endorser, surety or guarantor and all without in any way affecting or releasing the liability of the Maker, any endorser, surety or guarantor, and (b) none of the terms or provisions hereof may be waived, altered, modified or amended except as the Payee may consent thereto in writing.

     X.   Expenses, Etc.   The Maker hereby agrees to pay all
out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred by the Payee in the collection of the indebtedness evidenced by this Note or in enforcing any of the rights, powers, remedies, and privileges of the Payee hereunder whether or not suit be brought.

     XI.  Place of Payment, Etc.   Both principal and interest of
this Note shall be payable in lawful currency of the United States of America to the Payee at 13460 Southwest 10th Street, Pembroke Pines, Florida 33027, or such other address designated by Holder from time to time, in immediately available funds without deduction for or on account of any present or future taxes, duties or other charges levied or imposed on this Note, the proceeds hereof, or on the Maker or holder hereof by any government, or any instrumentality, authority or political subdivision thereof. The Maker agrees, upon the request of the Payee, to pay all such taxes (other than taxes on or measured by net income of the holder thereof), duties, and other charges in addition to the principal and interest evidenced by this Note.

     XII. Maximum Interest Rate, Etc. Nothing contained in this Note or in any other document, instrument or agreement between the parties hereto shall be deemed to establish or require the payment of a rate of interest in excess of the lesser of (a) twenty-four and five-tenths percent (24.5%) per annum or (b) the maximum lending rate now or at any time hereafter permitted to be charged on similar loans or extensions of credit made by any lender or creditor in the State of Florida ("Maximum Rate"). In the event that the rate of interest so contracted to be paid should exceed the Maximum Rate, whether as a result of its terms, or as a result of fluctuation, acceleration of the maturity hereof or otherwise, the rate of interest to be paid hereunder shall be automatically reduced to the Maximum Rate and so much of any interest reserved, charged or taken as would cause the same to exceed the Maximum Rate shall be deemed not to be a credit against interest but rather a payment on account of and be automatically credited against outstanding principal evidenced hereby regardless of how the same may appear on the Payee's or the Maker's books or records or any memoranda of whatever nature evidencing the same; provided, however, no such application shall operate to cure or as a waiver of any event of default occasioning acceleration.

     XIII. Default Rate, Etc.   Following the occurrence and
during the continuance of any default hereunder, accrued interest and outstanding principal shall bear interest at an annual rate equal to the lesser of:

          (a) the maximum lending rate then permitted under Florida law; or

          (b)  the greater of:

               (i) the "Wall Street Journal Prime Rate" (as said term is hereinafter defined) plus five percent (5%) per annum; or

               (ii)  fifteen percent (15%) per annum.

          As used herein, the term "Wall Street Journal Prime Rate" shall mean and refer to the so-called prime rate of interest as published by the Wall Street Journal from time to time. In the event that the Wall Street Journal shall cease to be publish the prime rate of interest, then, in such event, the term "Wall Street Journal Prime Rate" shall be deemed to mean and refer to the prime rate of interest as published by any other publication selected by the holder of this Note in the exercise of such holder's reasonable discretion.

     XIV.  Governing Law, Etc.   This Note was executed and
delivered by Maker to Payee in the state of Florida.   The Maker
agrees that this Note shall be deemed to have been made under and shall be governed by the laws of the State of Florida in all respects, including matters of construction, validity, and performance. If any provision of this Note shall be deemed unenforceable under applicable law, such provision shall be ineffective, but only to the extent of such unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Note. All of the terms and provisions of this Note shall be applicable to and be binding upon each and every maker, endorser, surety, guarantor, all other persons who are or may become liable for the payment of the indebtedness evidenced hereby and their heirs, personal representatives, successors or assigns (provided, however, this reference to "assigns" shall not be deemed or construed to authorize or permit any assignment by the Maker).

                         NEWCEN COMMUNITIES, INC.,
                         a Florida corporation

                            /s/ Michael S. Rubin
                      By:_______________________________
                         Michael S. Rubin, Pres.

                                 (CORPORATE SEAL)

                         Maker's Address:
                         19146 Lyons Road
                         Boca Raton, Florida 33434

Payment guaranteed:
Hilcoast Development Corp.,
a Delaware corporation.

     /s/ Jack Jaiven
By:____________________________
    Jack Jaiven, Vice President
     (CORPORATE SEAL)

                          CV REIT, INC.
                      100 Century Boulevard
                 West Palm Beach, Florida  33417


                      As of August 11, 1995


NewCen Communities, Inc.
19146 Lyons Road
Boca Raton, Florida  33434
Attention: Mr. Michael S. Rubin, President

Re:  August, 1995 Revolving Credit Facility

Gentleman:

This letter is intended to confirm and memorialize our understandings and agreements in connection with the referenced matter.

1. Upon and subject to the terms and conditions set forth in this letter, CV REIT, INC. ("Lender") has agreed to lend to NewCen Communities, Inc. ("Borrower") up to the maximum principal sum of U.S. $4,000,000.00 (the "Loan"). The Loan shall be evidenced by a promissory note bearing even date with this letter (the "Note") in the principal amount of U.S. $4,000,000.00, which Note shall be made, executed and delivered by Borrower to Lender simultaneously with the execution of this letter.

2. The proceeds of the Loan shall be advanced by Lender to Borrower on a revolving credit basis, with the understanding that the maximum principal amount (the "Maximum Commitment") which Lender shall be obligated, at any time, to lend to Borrower, and which Borrower shall be entitled, at any time, to borrow from Lender, shall in no event exceed the lesser of:

     (a) the amount by which eighty percent (80%) of the sum of Items (i), (ii), (iii), (iv), (v) and (vi) below, shall then exceed $13,000,000.00, to wit:

          (i) "Net" (as defined in Paragraph D of Article 4 of the Restated Loan Agreement [the "Restated Loan Agreement"] referred to in Paragraph V of the Note) condominium building inventory, less accounts payable in connection therewith; and (i.e., plus)

          (ii) "Net" on-site land improvements, less accounts payable in connection therewith; and (i.e., plus)

          (iii) "Net" "Community Wide Improvements" (as said term is defined in Paragraph D of Article 4 of the Restated Loan Agreement) located west of S.W. 136th Avenue in Century Village, Pembroke Pines, less accounts payable in connection therewith; and (i.e., plus)

          (iv)  $1,500.00 per Unit for each Unit within Century
     Village, Pembroke Pines, Florida, which then remains to be delivered; and (i.e., plus)

          (v) a land value of $7,500.00 per Unit for each Unit within Century Village, Pembroke Pines, Florida, which is located west of S.W. 136th Avenue and which then remains to be delivered; and (i.e., plus)

          (vi) a Land value of $4,200.00 per Unit for each Unit within the Falmouth section of Century Village, Pembroke Pines, Florida, which then remains to be delivered, less an amount equal to the then outstanding principal balance of the indebtedness evidenced by that certain Promissory Note dated the 27th day of August, 1993, in the original principal amount of $1,350,000.00, executed by NewCen Communities, Inc. in favor of CV REIT, INC.

     or

     (b)  (i)   during the period commencing on and including the
     11th day of August, 1995, and ending on and including the 31st day of December, 1995, the principal sum of U.S.
     $3,000,000.00; and

          (ii) during the period commencing on and including the 1st day of January, 1996, and ending on and including the 31st day of July, 1996, the principal sum of U.S. $4,000,000.00;
     and

          (iii) during the period commencing on and including the 1st day of August, 1996, and ending on and including the 30th day of November, 1996, the principal sum of $2,000,000.00.

3. Within those limits, and subject to the other terms and conditions set forth in this letter and in the Note, Borrower may borrow, repay and re-borrow Loan proceeds from Lender in increments of $50,000.00 or multiples thereof, and all proceeds so advanced and/or readvanced shall be deemed to be a part of the principal balance of the indebtedness evidenced by the Note.

4. In the event that the outstanding principal balance of the indebtedness evidenced by the Note shall at any time exceed the Maximum Commitment, Borrower shall be obligated, forthwith, to repay to Lender on account of such indebtedness, such sums as shall be necessary to reduce the outstanding principal balance thereof to an amount which shall be equal to or less than the Maximum Commitment.

5. As more particularly set forth in the Note, the outstanding principal balance of the indebtedness evidenced thereby shall bear interest at a fixed rate of twelve percent (12%) per annum.

6. Interest computed at the rate set forth above shall be payable monthly in arrears on the 1st day of each month during the term of the Note, commencing on the 1st day of September, 1995.

7. Anything in the foregoing, or in the Note, to the contrary notwithstanding, it is understood and agreed that Borrower shall have no right to receive, and Lender shall have no obligation to make, any advance or readvance of Loan proceeds hereunder and/or under the Note in the event that, and so long as:

     (a) any default or event of default under the Note shall have occurred and shall then be continuing; or

     (b) any act, omission, event or circumstance which, with the passage of time or the giving of notice or both would constitute a default or event of default under the Note, shall have occurred and shall then be continuing; or

     (c) the effect of such advance or readvance would be to cause the principal balance outstanding under the Note (including any sum[s] which may have been added [or which will imminently be added] to such principal balance pursuant to any provision of the Note or of any document, instrument or agreement which may now or hereafter secure the Note) to exceed the Maximum Commitment; or

     (d) the outstanding principal balance of the indebtedness evidenced by the "Construction Note" (as said term is defined in the Restated Loan Agreement) shall be less than $7,500,000.00; or

     (e) the outstanding principal balance of the indebtedness evidenced by that certain Promissory Note dated September 30, 1993, in the original principal amount of $3,000,000.00 (said $3,000,000.00 Promissory Note being more particularly identified in that certain Mortgage Deed dated the 30th day of September, 1993, and recorded the 12th day of October, 1993, in Official Records Book 21247, at Page 0768 of the Public Records of Broward County, Florida) shall be less than $3,000,000.00; or

     (f) the outstanding principal balance of the indebtedness evidenced by that certain Future Advance Promissory Note dated September 15, 1994, in the original principal amount of $2,500,000.00 (said $2,500,000.00 Future Advance Promissory Note being more particularly identified in that certain Notice and Agreement of Future Advance dated the 15th day of September, 1994) shall be less than $2,500,000.00.

8. Borrower shall be obligated to repay the entire outstanding principal balance of the indebtedness evidenced by the Note, together with all accrued but unpaid interest thereon, before making any payment(s) on account of the principal balance outstanding under the Construction Note, the $3,000,000.00 Promissory Note dated September 30, 1993, or the $2,500,000.00 Future Advance Promissory Note dated September 15, 1994. However, if not sooner repaid, the entire outstanding principal balance of the indebtedness evidenced by the Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on the 30th day of November, 1996.

9. To the extent not inconsistent with the terms of this letter, the same conditions precedent to Lender's obligations to fund under the Construction Note shall also be conditions precedent to Lender's obligations to fund under the Note, it being understood and agreed that, as relates to the advances to be made by Lender under the Note, the terms of this letter shall control in the event of any conflict. Also, to the extent not inconsistent with the terms of this letter, the terms and provisions of that certain Agreement to Use Best Reasonable Efforts to Obtain Construction Financing dated September 18, 1992, by and among Lender, Borrower and Hilcoast Development Corp. shall also apply to Lender's obligations to fund under the Note. Further, to the extent not inconsistent with the terms of this letter, the terms and provisions of Paragraphs A and C of that certain letter dated November 30, 1992, from Hilcoast Development Corp. to Alvin Wilensky, President of CV REIT, INC., shall apply to the Note, the funds to be advanced by Lender thereunder, and the payment of interest and/or commitment fees, etc.; it being understood and agreed that, as relates to the Note, the funds to be advanced by Lender thereunder, and the payment of interest and/or commitment fees, etc., the terms of this letter shall control in the event of any conflict.

10. As consideration to Lender for committing and holding aside the funds required in order to make the advances of Loan proceeds which Lender shall be obligated to lend to Borrower, and which Borrower shall be entitled to borrow from Lender as aforesaid, Borrower shall pay to Lender, on the first day of each month during the term of the Loan commencing on the first day of October, 1995, a "Commitment Fee" i an amount equal to seventy-five one-thousands percent (0.075%) of the amount by which:

     (a) the Maximum Commitment in effect during the immediately preceding month (i.e., the maximum principal amount which Borrower had been entitled to borrow from lender during such month, as set forth in Paragraph 2 above);

     shall have exceeded

     (b) the average principal balance outstanding during such month (said average principal balance outstanding being the quotient computed by dividing [i] the sum of the principal balances outstanding as at the close of business on each of the calendar days during such month, by [ii] the number of calendar days in such month.



     The Commitment Fee for the period commencing on and including the 11th day of August, 1995, and ending on and including the 31st day of August, 1995, shall be pro-rated accordingly.



Kindly countersign this letter in the place designated below to acknowledge and confirm your agreement to the foregoing terms and
provisions.   Additionally, please cause Hilcoast Development Corp.
(as guarantor and sole shareholder of NewCen Communities, Inc.) to countersign this letter in the place designated below to acknowledge and confirm its consent to, and agreement with, the terms and provisions of this letter. CV REIT, INC. shall not be obligated to make the Loan referred to in this letter unless and until both you and Hilcoast Development Corp. shall have countersigned this letter and executed and delivered to CV REIT, INC. the Note and other documents which CV REIT, INC. shall require in order to more fully evidence and secure said Loan.

                         Very truly yours,
                         CV REIT, INC.


                                /s/ Alvin Wilensky
                         By:__________________________________
                                 Alvin  Wilensky, President


Confirmed, acknowledged and agreed:

NewCen Communities, Inc.

     /s/ Michael S. Rubin
By:________________________________
    Michael S. Rubin, President


Hilcoast Development Corp.

      /s/ Jack Jaiven
By:________________________________
     Jack Jaiven, Vice President



                         CV REIT, INC.
                      100 Century Boulevard
                 West Palm Beach, Florida  33417

                      As of August 11, 1995

NewCen Communities, Inc.
19146 Lyons Road
Boca Raton, Florida 33434
Attention: Mr. Michael S. Rubin, President

Gentleman:

This letter is intended to confirm the maximum aggregate amounts which CV REIT, INC. has agreed to lend to NewCen Communities, Inc. under the "Construction Note" (as said term is defined in the Restated Loan Agreement), the $3,000,000.00 Promissory Note dated September 30, 1993 (and secured by the Mortgage recorded in ORB 21247, P 0768, Public Records of Broward County, Florida), the $2,500,000.00 Future Advance Promissory Note dated September 15, 1994, and the $4,000,000.00 Promissory Note dated August 11, 1995 (and secured by the Mortgage intended to be recorded in the Public Records of Broward County, Florida contemporaneously with the execution of this letter).

Said maximum funding commitments are as follows:

A.   From Aug. 11, 1995 through Dec. 31, 1995:  $16,000,000.00 *

B.   From Jan. 01, 1996 through July 31, 1996:  $17,000,000.00 *

C.   From Aug. 01, 1996 through Nov. 30, 1996:  $15,000,000.00 *

D.   From Dec. 01, 1996 through Feb. 28, 1997:  $13,000,000.00 *

E.   From Mar. 01, 1997 through May  31, 1997:  $11,000,000.00 *

F.   From June 01, 1997 through the Maturity
     Date of the Construction Note:             $7,500,000.00 *

 * subject to permanent reductions in connection with the payment of required "Release Prices", if any, in accordance with the terms of the Restated Loan Agreement.

In no event, however, shall the principal balance outstanding under the above referenced promissory notes ever exceed eighty percent
(80%) of the sum of the following:

          (i) "Net" (as defined in Paragraph D of Article 4 of the Restated Loan Agreement [the "Restated Loan Agreement"] referred to in Paragraph V of the Note) condominium building inventory, less accounts payable in connection therewith; and (i.e., plus)

          (ii) "Net" on-site land improvements, less accounts payable in connection therewith; and (i.e., plus)

          (iii) "Net" "Community Wide Improvements" (as said term is defined in Paragraph D of Article 4 of the Restated Loan Agreement) located west of S.W. 136th Avenue in Century Village, Pembroke Pines, less accounts payable in connection therewith; and (i.e., plus)

          (iv)  $1,500.00 per Unit for each Unit within  Century
     Village, Pembroke Pines, Florida, which then remains to be delivered; and (i.e., plus)

          (v) a land value of $7,500.00 per Unit for each Unit within Century Village, Pembroke Pines, Florida, which is located west of S.W. 136th Avenue and which then remains to be delivered; and (i.e., plus)

          (vi) a land value of $4,200.00 per Unit for each Unit within the Falmouth section of Century Village, Pembroke Pines, Florida, which then remains to be delivered, less an amount equal to the then outstanding principal balance of the indebtedness evidenced by that certain Promissory Note dated the 27th day of August, 1993, in the original principal amount of $1,350,000.00, executed by NewCen Communities, Inc. in favor of CV REIT, INC.

It is expressly understood and agreed that all loans which CV REIT, INC. has heretofore made, and shall hereafter make, to NewCen Communities, Inc. under the promissory notes referred to above shall be governed, as applicable, by the specific terms and provisions of the Restated Loan Agreement, by the specific terms and provisions of said promissory notes, and by the specific terms and provisions of the other documents, instruments and agreements which have heretofore been executed and delivered in connection therewith, and that this letter is not intended, and shall not be deemed, to modify or amend any of the terms or provision of the Restated Loan Agreement or of such promissory notes or of such other documents, instruments or agreements. Further, this letter is not intended, and shall not be deemed, to constitute or effect a novation of the Restated Loan Agreement or of any of the aforesaid promissory notes.

                         Very truly yours,
                         CV REIT, INC.

                              /s/ Alvin Wilensky
                         By:_________________________________
                             Alvin Wilensky, President

Confirmed, acknowledged and agreed:

NewCen Communities, Inc.             Hilcoast Development Corp.

      /s/ Michael S. Rubin                 /s/ Jack Jaiven
By:____________________________      By:________________________
    Michael S. Rubin, President          Jack Jaiven, Vice Pres.


                                                     EXHIBIT 10(ii)
                    HILCOAST DEVELOPMENT CORP.
                         19146 Lyons Road
                       Boca Raton, FL 33434
                          (407) 487-9630
                        FAX (407) 487-4659







                                             August 11, 1995



CV Reit, Inc.
Century Village Administration Building
100 Century Blvd.
West Palm Beach, FL  33417

Attn:     Mr. Alvin Wilensky, President

RE: $3,000,000.00 Promissory Note ("Note") dated September 30, 1993 from NewCen Communities, Inc., a Florida corporation ("Maker") in favor of CV Reit, Inc., a Delaware corporation ("Payee") Guaranteed by Hilcoast Development Corp., a Delaware corporation ("Guarantor"); said Note being secured by that certain Mortgage ("Mortgage") recorded in Official Records Book 21247, at Page 768 of the Public Records of Broward County, Florida

Dear Al:

     The Guarantor is aware of the fact that the Maker has requested the Payee to extend the "Maturity Date" as set forth in the Note, as extended by those certain letter agreements, dated September 30, 1994 and February 6, 1995, to May 31, 1997 provided, of course, that the monthly interest payments shall continue to be made to and including the first business day of May, 1997.

     Please be advised that the Guarantor consents to the foregoing and same shall in no way affect the obligations of the Guarantor as the guarantor of the Note.

                              Very truly yours,

                              HILCOAST DEVELOPMENT CORP.

                                   /s/ Michael S. Rubin
                              By:_________________________________
                                  Michael S. Rubin, President





                                                    EXHIBIT 10(iii)
                          CV REIT, INC.
                        100 Century Blvd.
                    West Palm Beach, FL  33417








                                        August 11, 1995

NewCen Communities, Inc.
19146 Lyons Road
Boca Raton, FL  33434

Attn:     Mr. Michael S. Rubin, President

RE: $3,000,000.00 Promissory Note ("Note") dated September 30, 1993 from NewCen Communities, Inc., a Florida corporation ("Maker") in favor of CV Reit, Inc., a Delaware corporation ("Payee") Guaranteed by Hilcoast Development Corp., a Delaware corporation ("Guarantor"); said Note being secured by that certain Mortgage ("Mortgage") recorded in Official Records Book 21247, at Page 768 of the Public Records of Broward County, Florida

Dear Michael:

     This letter will confirm that CV Reit has extended the "Maturity Date" as set forth in the Note, as extended by those certain letter agreements, dated September 30, 1994 and February 6, 1995, to May 31, 1997 provided, of course, that the monthly interest payments shall continue to be made through and including the first business day of May, 1997. In all other respects, the Note shall remain in full force and effect in accordance with the terms and provisions thereof.


                              Very truly yours,

                              CV REIT, INC.

                                     /s/ Alvin Wilensky
                              By:_________________________________
                                     Alvin Wilensky, President










                                                     EXHIBIT 10(iv)
                    HILCOAST DEVELOPMENT CORP.
                         19146 Lyons Road
                      Boca Raton, FL  33434
                          (407) 487-9630
                        FAX (407) 487-4659



                                             August 11, 1995

CV Reit, Inc.
Century Village Administration Building
100 Century Blvd.
West Palm Beach, FL  33417

Attn:     Mr. Alvin Wilensky, President

RE: $2,500,000.00 Future Advance Promissory Note ("Note") dated September 15, 1994 from NewCen Communities, Inc., a Florida corporation ("Maker") in favor of CV Reit, Inc., a Delaware corporation ("Payee") Guaranteed by Hilcoast Development Corp., a Delaware corporation ("Guarantor"); said Note being secured by that certain Mortgage ("Mortgage") recorded in Official Records Book 21247, at Page 768 of the Public Records of Broward County, Florida

Dear Al:

     The Guarantor is aware of the fact that the Maker has requested the Payee to extend the "Maturity Date" as set forth in the Note, as extended by that certain letter agreement, dated February 6, 1995 to May 31, 1997, with the understanding, however, that the outstanding principal balance of the Note must be reduced to $500,000 on or before February 28, 1997, with the further understanding that no sums may be borrowed under the Note subsequent to February 28, 1997 which would increase the outstanding principal balance of the Note to an amount in excess of $500,000. Of course, the monthly interest payments shall continue to be made to and including the first business day of May, 1997.

     Please be advised that the Guarantor consents to the foregoing and same shall in no way affect the obligations of the Guarantor as the guarantor of the Note.

                              Very truly yours,

                              HILCOAST DEVELOPMENT CORP.

                                   /s/ Michael S. Rubin
                              By:_________________________________
                                  Michael S. Rubin, President






                                                      EXHIBIT 10(v)
                          CV REIT, INC.
                        100 Century Blvd.
                    West Palm Beach, FL  33417






                                             August 11, 1995

NewCen Communities, Inc.
19146 Lyons Road
Boca Raton, FL  33434

Attn:     Mr. Michael S. Rubin, President


RE: $2,500,000.00 Future Advance Promissory Note ("Note") dated September 15, 1994 from NewCen Communities, Inc., a Florida corporation ("Maker") in favor of CV Reit, Inc., a Delaware corporation ("Payee") Guaranteed by Hilcoast Development Corp., a Delaware corporation ("Guarantor"); said Note being secured by that certain Mortgage ("Mortgage") recorded in Official Records Book 21247, at Page 768 of the Public Records of Broward County, Florida

Dear Michael:

     This letter will confirm that CV Reit has extended the "Maturity Date" as set forth in the Note, as extended by that certain letter agreement, dated February 6, 1995, to May 31, 1997, with the understanding, however, that the outstanding principal balance of the Note must be reduced to $500,000 on or before February 28, 1997, with the further understanding that no sums may be borrowed under the Note subsequent to February 28, 1997 which would increase the outstanding principal balance of the Note to an amount in excess of $500,000. Of course, the monthly interest payments shall continue to be made through and including the first business day of May, 1997. In all other respects, the Note shall remain in full force and effect in accordance with the terms and provisions thereof.


                              Very truly yours,

                              CV REIT, INC.

                                   /s/ Alvin Wilensky
                              By:_________________________________
                                  Alvin Wilensky, President






                                                     EXHIBIT 10(vi)
                 HILCOAST ADVISORY SERVICES, INC.
                         19146 Lyons Road
                      Boca Raton, FL  33434
                          (407) 487-9630




                                        August 3, 1995


Mr. Alvin Wilensky, President
CV Reit, Inc.
100 Century Blvd.
West Palm Beach, FL  33417

          Re:  Consulting and Advisory Agreement
               ("Advisory Agreement"), dated
               July 31, 1992


Dear Mr. Wilensky,

          This letter confirms that the above referenced Advisory
Agreement between CV Reit, Inc. and Hilcoast Advisory Services,
Inc. is hereby extended through July 31, 1996 under the same terms and conditions set forth in the Advisory Agreement.

                              Very truly yours,

                                 /s/ Jack Jaiven

                              Jack Jaiven
                              Executive Vice President


Agreement Acknowledged:

CV REIT, INC.

     /s/  Alvin Wilensky
By:___________________________
    Alvin Wilensky, President

Date:    August 11, 1995











                 HILCOAST ADVISORY SERVICES, INC.
                        100 Century Blvd.
                    West Palm Beach, FL  33417






                                             July 11, 1994


Mr. Alvin Wilensky
CV Reit, inc.
100 Century Blvd.
West Palm Beach, FL  33417

     Re:  Consulting and Advisory Agreement
          ("Advisory Agreement") dated July 31, 1992

Dear Alvin,

     This letter confirms that the above referenced Advisory
Agreement between CV Reit, Inc. and Hilcoast Advisory  Services,
Inc. is hereby extended through July 31, 1995 under the same terms and conditions set forth in the Advisory Agreement.


                              Very truly yours,

                                /s/ Jack Jaiven

                              Jack Jaiven
                              Vice President



Agreement Acknowledged:

CV Reit, Inc.

   /s/ Alvin Wilensky, Pres.                    July 12, 1994
_____________________________              ________________________
      Alvin Wilensky                                Date